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Exhibit 4.8

PRECISION CASTPARTS CORP. AND

THE GUARANTEEING SUBSIDIARY

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 22, 2005

FOURTH SUPPLEMENTAL INDENTURE

        Fourth Supplemental Indenture (this "Supplemental Indenture"), dated as of March 22, 2005 among Air Industries Company, LLC, a California limited liability company (the "Guaranteeing Subsidiary"), a subsidiary of Precision Castparts Corp. (or its permitted successor), an Oregon corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago), as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company and the other Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 17, 1997, as amended by indentures supplemental thereto (the "Indenture"; which term as used herein includes the Second Supplemental Indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company's 5.60% Senior Notes due 2013 (the "Notes"));

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    Agreement to Guarantee.    The Guaranteeing Subsidiary hereby agrees as follows:

          (a)   Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

            (i)    the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein or therein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (ii)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guaranteeing Subsidiary and the other Guarantors shall be jointly and severally obligated to pay the same immediately. This Note Guarantee is a guarantee of payment and not of collection.

          (b)   The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a the Guaranteeing Subsidiary or another Guarantor other than the defeasance of the Securities pursuant to Section 1302 of the Indenture.

          (c)   Subject to Section 507 of the Indenture, the following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d)   The Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiary or the other Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company, the Guaranteeing Subsidiary or the other Guarantors, any amount paid by either the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f)    The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g)   As between the Guaranteeing Subsidiary and the other Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary and the other Guarantors for the purpose of the Note Guarantee. The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          (h)   That, pursuant to Section 1402 of the Indenture, it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy or fraudulent conveyance laws to the extent applicable to its Note Guarantee, and to effectuate the foregoing intention, agrees hereby irrevocably that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will (after giving effect to such maximum amount and any other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Fourteen of the Indenture) result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.

        3.    Execution and Delivery.    Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        4.    Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.    The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person other than the Company or another Guarantor, unless:

          (a)   immediately after giving effect to such transaction, no Event of Default exists; and

    (b)    (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) is a corporation or limited liability company, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guaranteeing Subsidiary under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

            (ii)   immediately after giving effect to such sale or other disposition, the Guaranteeing Subsidiary would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture and such sale or disposition otherwise complies with Article 8 of the Indenture.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 8 and 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

        5.    Releases.

          (a)   The Guaranteeing Subsidiary will be released and relieved of any obligations under its Note Guarantee: (i) in connection with any sale of all or substantially all of the assets of such Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company in compliance with Article Fourteen of the Indenture; or (ii) if such Guaranteeing Subsidiary consolidates with or merges with or into another Person other than the Company or another Guarantor in compliance with Article Fourteen of the Indenture, and such Guaranteeing Subsidiary is not the surviving Person, or (iii) if such Guaranteeing Subsidiary would not otherwise be required to provide a Note Guarantee pursuant to Section 1010(vi) of the Indenture, or (iv) upon legal defeasance of the Company's and all Guarantors' obligations pursuant to Section 1302 of the Indenture or upon satisfaction and discharge of the Indenture pursuant to Section 401 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and that the conditions to the release of the

  Guaranteeing Subsidiary under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Note Guarantee.

          (b)   Until release from its obligations under its Note Guarantee, the Guaranteeing Subsidiary shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of such Guaranteeing Subsidiary under the Indenture as provided in Article Fourteen of the Indenture.

        6.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any other Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

        7.    NEW YORK LAW TO GOVERN.    THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

        8.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        10.    Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AIR INDUSTRIES COMPANY, LLC
By:	/s/ GEOFFREY A. HAWKES Name: Geoffrey A. Hawkes Title: Vice President, Treasurer and Assistant Secretary
PRECISION CASTPARTS CORP.
By:	/s/ GEOFFREY A. HAWKES Name: Geoffrey A. Hawkes Title: Vice President, Treasurer and Assistant Secretary
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE
By:	/s/ SHARON McGRATH Name: Sharon McGrath Title: Asst. Vice President

NOTATION OF GUARANTEE

        For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Fourth Supplemental Indenture, dated as of March 22, 2005, among Precision Castparts Corp., undersigned Guarantor and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A., which was the successor in interest to the First National Bank of Chicago), as trustee (the "Trustee"), and subject to the provisions in the Indenture dated as of December 17, 1997, as amended by indentures supplemental thereto (the "Indenture", which term as used herein includes the Second Supplemental Indenture dated December 9, 2003, establishing the title, form and terms of $200,000,000 aggregate principal amount of the Company's 5.60% Senior Notes due 2013), among Precision Castparts Corp., the other Guarantors (as defined in the Indenture) and the Trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided therein), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[Signature page follows.]

        IN WITNESS HEREOF, the undersigned Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

AIR INDUSTRIES COMPANY, LLC, a California limited liability company
By:	/s/ GEOFFREY A. HAWKES Name: Geoffrey A. Hawkes Title: Vice President, Treasurer and Assistant Secretary

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PRECISION CASTPARTS CORP. AND THE GUARANTEEING SUBSIDIARY TO J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee
FOURTH SUPPLEMENTAL INDENTURE
W I T N E S S E T H
NOTATION OF GUARANTEE